Exhibit 5

DLA Piper US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

May 8, 2007

Board of Trustees

Equity Residential

Two North Riverside Plaza

Suite 400

Chicago, Illinois 60606

Re:                               Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel for Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the sale of up to 500,000 common shares (the “Exchange Shares”) of beneficial interest, $0.01 par value per share, of the Company (the “Shares”) to be issued from time to time by the Company upon the exchange of units of limited partnership interest in ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), as filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2007.  This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein in the form in which it will be transmitted to the Commission under the Securities Act;

2.             The Declaration of Trust of the Company, as amended, supplemented and corrected through the date hereof (the “Declaration of Trust”);

3.             The Fifth Amended and Restated Bylaws of the Company;

4.             The Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”);

5.             Resolutions of the Board of Trustees of the Company or a duly authorized committee thereof that authorize and otherwise relate to the issuance of the Exchange Shares (the “Resolutions”); and

6.             Such other materials and matters as we have deemed necessary for the issuance of this opinion.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.             All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.             The Exchange Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Shares contained in the Declaration of Trust.

6.             The issuance of the Exchange Shares, together with any other Shares outstanding at the time of issuance of such Exchange Shares, will not cause the Company to issue Shares in excess of the number then authorized to be issued by the Company under the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Exchange Shares have been duly authorized and, if and when issued and delivered in exchange for units of limited partnership in the Operating Partnership in accordance with the Partnership Agreement and the Resolutions, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland or any other jurisdiction.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date hereof and will be incorporated by reference into the Registration Statement.  This opinion should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.  This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein.

Very truly yours,

/s/ DLA Piper US LLP